Exhibit 10.3

FIRST AMENDMENT TO

UNITED CONTINENTAL HOLDINGS, INC.

PROFIT SHARING PLAN (2016)

WHEREAS, United Continental Holdings, Inc. (the “Company”) sponsors the United Continental Holdings, Inc. Profit Sharing Plan (the “Plan”);

WHEREAS, Appendix B of the Plan sets forth the Factors used in the determination of profit sharing Awards for each Participating Employee Group under Section III.B.3 of the Plan;

WHEREAS, the Company has reached joint collective bargaining agreements and certain other agreements with various represented employee groups, necessitating certain changes to Appendix B, effective for the 2017 Plan Year and thereafter;

WHEREAS, Section V.A reserves to the Company the right to amend the Plan in its sole discretion; and

WHEREAS, the Company has previously delegated the authority to amend the Plan with respect to changes relating to implementation of collective bargaining agreements to the Company’s Executive Vice President Human Resources and Labor Relations;

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2017, for the 2017 Plan Year and thereafter, as set forth below:

“APPENDIX B - FACTORS

Labor Group	Union Representation	Factor for Base Percentage A	Factor for Base Percentage B
Represented
Central Load Planners	IAM	5	10
Customer Service Representatives	IAM	5	10
Dispatchers	PAFCA	5	10
Fleet Service Employees	IAM	5	10
Flight Attendants	AFA	10	20
Maintenance Instructors	IAM	5	10
Pilots	ALPA	10	20
Reservations Representatives	IAM	5	10
Simulator Technicians	IBT	5	10
Storekeeper Employees	IAM	5	10
Technicians	IBT	5	10
Non-Represented
Chelsea Food Service	None	5	10
Flight Qualified Management	None	5	10
Management & Administrative	None	5	10”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 29th day of January, 2018.

UNITED CONTINENTAL HOLDINGS, INC.

/s/ Kate Gebo
Kate Gebo
Executive Vice President,
Human Resources and Labor Relations

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